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The Historic Garnet Gold Mining District. Garnet, Montana.

PRESS RELEASE - For immediate release.

February 2, 2010

The Grant Hartford Corporation (the Company) announces the drill results from 111 drill holes totaling 37,763 feet in the 2009 program.

Bob Flesher, Vice President of Geology for the Grant Hartford Corporation, completed his "Geology and Exploration Report for 2009," which discusses the Company's results for the 2009 exploration program, which was designed to expand on the company's 2008 drill results as well as to further define the results of an exploration and drill contract with the Pegasus Gold Corporation (1989-1992). The Pegasus Garnet Project Summary (Stimson, 1992) identified 16 different high-grade mineralized material areas.

"The focus of the 2009 exploration program continued to define the Nancy Hanks area and expanded the exploration to additional high grade targets containing mineralized material, including the Willie Vein, the Tiger Vein, and the Tostman mineralized zone," said Bob Flesher, VP of Geology for Grant Hartford.

Over the last two drill seasons, additional pit grade material, as well as high grade mineralized veins have been discovered and confirmed. The Company's engineering and geological staffs have used all available data to determine resource and mine model calculations. Modeling is currently being conducted to further define a mineable reserve and 2010 exploration activities will be designed to further define the gold resource contained in the Nancy Hanks portion of the project.

During the 2009 exploration program, analysis of the data, and utilization of a Vulcan 3-D modeling software program has enabled the Company's team of geologists and mining professionals to determine a preliminary gold resource, which will be more completely designated in the Prefeasibility Study. The Company anticipates that the Prefeasibility Study will be completed by the end of the second quarter of 2010, and will comply with National Instrument 43-101 and the SEC's strict guidelines for a development stage company. This preliminary resource is in the indicated and inferred category, which can be found in the vicinity of the Nancy Hanks claim and is potentially open for expansion in several directions.

The following sections are excerpts from the "Geology and Exploration Report for 2009," prepared by Bob Flesher, VP of Geology for Grant Hartford Corporation:

High grade vein systems beneath the Nancy Hanks pit area are being modeled and current block model results indicate a resource in the indicated category, the grade OPT Au values for this major vein structure are summarized in the table below. These high-grade veins are open-ended down dip and laterally and appear to be getting wider and higher grade at depth. Current drill results indicate this vein structure has a great potential to continue down dip and recent geological models imply this is in the direction of the gold source. This vein system appears to be a continuation of the structures mined historically during the Nancy Hanks and Dewey production period.

Nancy Hanks Pit Area Drill Hole Highlights

Drill Hole	From	To	Interval	Grade OPT Au
GHN41-09	290	320	30'	.409
-including	295	300	5'	1.775
GHN52-09	345	500	155'	.095
GHN56-09	330	360	30'	.246
GHD98-09	185	205	20'	.384
-including	190	195	5'	1.212
GHD99-09	115	120	5'	1.700
	160	170	10'	.331

The Willie Vein System had 30 reverse circulation drill holes completed totaling 9,333 feet in 2009. This drill program was based on 2 drill holes completed by Pegasus totaling 615 feet that intercepted a high-grade quartz vein structure contained in the Garnet Range Quartzite. Plans to further delineate this structure were a top priority for 2009 and drill results confirmed the existence of a mineralized quartz vein within a bleached quartzite structure. This vein is from 5-15 feet thick and appears to be relatively uniform and to continue down dip and laterally. Furthest down dip intercepts appear to be getting wider and higher grade. This vein system is open in two directions and the Company anticipates additional exploration will continue on the Willie in 2010 to further define the gold system.

Willie Vein Drill Hole Highlights

Drill Hole	From	To	Interval	Grade OPT Au
GHW6-09	145	165	20'	.255
-including	145	150	5'	.695
GHW62-09	345	355	10'	.239
GHW64-09	305	358	53'	.366
-including	325	335	10'	1.273
GHW66-09	270	390	20'	.158
-including	285	290	5'	.342

The Tostman mineralized zone is located approximately 1800' west of the Nancy Hanks pit area. The geology here is very similar to the Nancy Hanks pit area and this mineralized zone is contained in altered Garnet Range granodiorite adjacent to the contact zone with the sedimentary sequences. This is typical of many of the historic mines located in the Garnet Mining District. Grant Hartford included the Tostman in the 2009 exploration plan to further define this deposit, confirm the data reported by Pegasus, and begin modeling to create initial reserve estimates. During 2009, the company drilled 10 holes on the Tostman deposit totaling 3,800 feet. Several high-grade veins were encountered as well as intervals of lower grade mineralization... Additional drilling will be conducted here in 2010 to further define this deposit, as it is open in 3 directions.

Tostman Deposit Drill Hole Highlights

Drill Hole	From	To	Interval	Grade OPT Au
GHC57-09	320	325	5'	.262
GHC58-09	275	280	5'	.294
GHC59-09	120	125	5'	.290
GHC106-09	335	360	25'	.175
-including	335	340	5'	.582

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The Tiger vein system is contained in an altered sedimentary sequence just south of the Nancy Hanks Pit area. This contact area is highly altered from the adjacent intrusive stock and contains marble and altered limestones with intrusive granodiorite sills deposited along bedding planes. This vein was mined historically and mineralized material is contained in an oxidized vein approximately 10 feet in thickness. Nine holes were completed on the Tiger claim in 2009 totaling 2,790 feet. Of these nine, only four targeted the vein structure. The remaining 5 holes were water/condemnation holes that were sampled, but no significant mineralization was observed. Further drilling to the east in 2010 will determine the extents of this vein structure.

Tiger Vein Drill Hole Highlights

Drill Hole	From	To	Interval	Grade OPT Au
GHT96-09	120	130	10'	.268
-including	120	125	5'	.444

End of excerpt from the "Geology and Exploration Report for 2009".

About the Company:

The Grant Hartford Corporation is a mineral exploration, development and production company, that is currently in the exploration stage on the Garnet Mineral Property. The Company has acquired an exclusive option to purchase the mineral rights from Commonwealth Resources, LLC., to 23 patented and 122 unpatented mineral claims covering 2,000 acres within the Historic Garnet Gold Mining District, which is located 50 miles east of Missoula, Montana.

The information in this news release has not been reviewed by a Qualified Person as defined in National Instrument 43-101.

Contact information:

Grant Hartford Corporation, 619 SW Higgins, Suite O, Missoula, Montana 59803.
Contact Eric Sauve, President/CEO, 303 506-6822, sauve@granthartford.com

To obtain a full copy of the Geology and Exploration Report for 2009 and additional information about the Company, please visit us at www.granthartford.com

Forward-looking statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which address future events and conditions, which are subject to various risks and uncertainties. The Company's actual results and financial position could differ materially from those anticipated in such forward-looking statements as a result of numerous factors, some of which may be beyond the Company's control. These factors include: results of exploration activities and development of mineral properties, fluctuations in the marketplace for the sale of minerals, the inability to implement corporate strategies, the ability to obtain financing, currency fluctuations, general market and industry conditions and other risks disclosed in the Company's filings with the United States Securities and Exchange Commission.

Forward-looking statements are based on the expectations and opinions of the Company's management on the date the statements are made. The assumptions used in the preparation of such statements, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. The Company expressly disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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